UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2017

UBIQUITY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55288	99-0371375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9801 Research Drive, Irvine, California 92618

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 489-7600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events.

Suspension of Trading

On March 20, 2017, the Securities and Exchange Commission (“SEC”) announced the temporary suspension of trading in the securities of Ubiquity, Inc., a Nevada corporation (the “Company or “Ubiquity”) (OTC Link: UBIQ), pursuant to Section 12(k) of the Securities Exchange Act of 1934 (“Exchange Act”). The trading suspension commenced at 9:30 a.m. EDT on March 20, 2017, and terminates at 11:59 p.m. EDT on March 31, 2017. The trading suspension may be extended by the SEC for a period of up to thirty (30) calendar days.

The SEC stated the following in its release (Release No. 80275)

The Commission temporarily suspended trading in the securities of Ubiquity due to a lack of current and accurate information about the company because Ubiquity is delinquent in its requisite periodic filings with the Commission pursuant to Section 13(a) of the Exchange Act and Rules 13a-1 and 13a-13 thereunder. This order was entered pursuant to Section 12(k) of the Exchange Act.

Periodic Reports that Have Not Been Filed

Ubiquity has not filed its Annual Report on Form 10K as of, and for the annual periods ending December 31, 2015 and December 31, 2016, respectively; or any of the quarterly reports on Form 10Q required under the Exchange Act for 2016. The Company has not been able to obtain the requisite financial information from a non-U.S entity that the Company consolidated in order to prepare financial statements and other disclosures that are required to be included in these Exchange Act reports. As a result of this significant issue, the Company could not have confidence that such disclosures would be true and correct in all material respects, despite the Company’s diligent efforts to obtain such information from its non-U.S. entity.

Administrative Hearing that May Result in Revocation of Registration Under the Exchange Act

Additionally, on March 20, 2017, Ubiquity was named as a respondent in an Order Instituting Administrative Proceedings and Notice of Hearing Pursuant to Section 12(j) of the Exchange Act, File No. 3-17884 (the “Order”). The SEC stated in the Order,

In view of the allegations made by the Division of Enforcement, the Commission deems it necessary and appropriate for the protection of investors that public administrative proceedings be instituted to determine [among other things]: … B. Whether it is necessary and appropriate for the protection of investors to suspend for a period not exceeding twelve months, or revoke the registration, of each class of securities registered pursuant to Section 12 of the Exchange Act of the Respondent, and any successor under Exchange Act Rules 12b-2 or 12g-3, regardless of corporate name.

A related Administrative Procedures Ruling was issued on March 21 and provides that the administrative hearing will be held on April 17, 2017. A pre-hearing conference will be scheduled as required under this Administrative Procedures Ruling.

If Ubiquity’s registration under Section 12(j) of the Exchange Act is revoked, then Ubiquity’s periodic reporting obligations under the Exchange Act will terminate and the trading of Ubiquity’s securities will cease unless Ubiquity is able to otherwise register its securities.

The Company is assessing its best course of action under the current circumstances to preserve the value of the Company for its shareholders, including participation in the administrative hearing. There can be no assurance that Company will be able to prevail at the administrative hearing or that the registration of each class of its securities registered pursuant to Section 12 of the Exchange Act will not be revoked.

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Appointment of New Transfer Agent

In March 2017, the Company terminated V Stock Transfer Company as its transfer agent and appointed Transfer Online as its transfer agent. Transfer Online provides free online access for stockholders to retrieve account information, share balance and history of transactions. Transfer Online provides the following information to stockholders:

●	view & edit shareholder account information,

●	view stock holdings,

●	view & process proxy votes, and

●	the ability to download commonly used forms.

Ubiquity has been informed by Transfer Online that it will distribute a stockholder information packet with instructions on how to create an online account. Each Company stockholder will then be sent an e-mail assigning a password. Stockholders may contact Transfer Online at info@transferonline.com  or by calling the Transfer Online help center at 503.227.2950, and asking for the Company’s dedicated account executive, Carolyn Hall.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 24, 2017

UBIQUITY, INC.

By:	/s/ Brenden Garrison
Brenden Garrison
Chief Financial Officer

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